As filed with the Securities and Exchange Commission on January 23, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Intel Corporation

(Exact name of Registrant as specified in its charter)

Delaware	94-1672743
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2200 Mission College Blvd.
Santa Clara, CA	95054-1549
(Address of Principal Executive Offices)	(Zip Code)

Intel Corporation 2006 Equity Incentive Plan

(Full Title of the Plan)

Susie Giordano

Corporate Vice President and Corporate Secretary

2200 Mission College Boulevard

Santa Clara, CA 95054-1549

(Name and address of agent for service)

(408) 765-8080

(Telephone number, including area code, of agent for service)

Copies to:

Ronald O. Mueller, Esq.

Gibson, Dunn & Crutcher LLP

1050 Connecticut Avenue, N.W.

Washington, DC 20036-5306

(202) 955-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☒	Accelerated Filer	☐

Non-accelerated Filer	☐	Smaller Reporting Company	☐

Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be Registered	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share, issuable under the Intel Corporation 2006 Equity Incentive Plan	80,000,000 shares (2)	$59.20 (3)	$4,736,000,000 (3)	$614,732.80

(1)	Determined in accordance with Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), at a rate equal to $129.80 per $1,000,000 of the proposed maximum aggregate offering price.
(2)

Pursuant to Rule 416 under the Securities Act, this Registration Statement shall also cover any additional shares of common stock, par value $0.001 per share (“Common Stock”), of Intel Corporation (“Intel”) that may become issuable in respect of the securities identified in the above table to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction.

(3)

Estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, the offering price and aggregate offering price are based on a price of $59.20 per share, which price is an average of the high and low prices of Intel’s Common Stock as reported on the Nasdaq Global Select Market on January 15, 2020.

Explanatory Note

This Registration Statement on Form S-8 is filed by Intel relating to 80,000,000 shares of its Common Stock, issuable to eligible participants under the Intel Corporation 2006 Equity Incentive Plan, as amended and restated (the “EIP”), which Common Stock is in addition to (i) the 175,000,000 shares of Common Stock registered on Intel’s Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on June 21, 2006 (Commission File No. 333-135177), (ii) the 119,000,000 shares of Common Stock registered on Intel’s Form S-8 filed on June 21, 2007 (Commission File No. 333-143932), (iii) the 369,000,000 shares of Common Stock registered on Intel’s Form S-8 filed on June 26, 2009 (Commission File No. 333-160272), (iv) the 13,512,737 shares of Common Stock issuable under the EIP registered on Intel’s Form S-8 filed on June 24, 2011 (Commission File No. 333-175123), (v) the 123,000,000 shares of Common Stock registered on Intel’s Form S-8 filed on July 30, 2013 (Commission File No. 333-190236), (vi) the 34,000,000 shares of Common Stock registered on Intel’s Form S-8 filed on July 28, 2015 (Commission File No. 333-205904), and (vii) the 33,000,000 shares of Common Stock issuable under the EIP registered on Intel’s Form S-8 filed on November 14, 2017 (Commission File No. 333-221555) (collectively, the “Prior Registration Statements”).

This Registration Statement relates to securities of the same class as that to which the Prior Registration Statements relate, and is submitted in accordance with General Instruction E to Form S-8 regarding Registration of Additional Securities. Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements, to the extent relating to the registration of Common Stock issuable under the EIP, are incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits.

Exhibit No.	Description

4.1*	Intel Corporation Third Restated Certificate of Incorporation dated May 17, 2006 (incorporated by reference to Exhibit 3.1 of Intel’s Current Report on Form 8-K as filed on May 22, 2006, Commission File No. 000-06217).

4.2*	Intel Corporation Bylaws, as amended and restated on January 16, 2019 (incorporated by reference to Exhibit 3.2 of Intel’s Current Report on Form 8-K as filed on January 17, 2019, Commission File No. 000-06217).

5.1	Opinion of Gibson, Dunn & Crutcher LLP.

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1).

23.2	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included in signature page hereto).

99.1*	Intel Corporation 2006 Equity Incentive Plan, as amended and restated effective May 16, 2019 (incorporated by reference to Exhibit 10.1 of Intel’s Quarterly Report on Form 10-Q as filed on July 26, 2019, Commission File No. 000-06217).

*	Incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Clara, State of California, on this 23rd day of January, 2020.

INTEL CORPORATION

By:	/s/ GEORGE S. DAVIS
George S. Davis
Executive Vice President and Chief Financial Officer

Each person whose signature appears below constitutes and appoints George S. Davis, Steven R. Rodgers, and Susie Giordano, and each or any one of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, severally, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

/s/ ROBERT H. SWAN	/S/ GEORGE S. DAVIS
Robert H. Swan Chief Executive Officer, Director and Principal Executive Officer January 23, 2020	George S. Davis Executive Vice President, Chief Financial Officer, and Principal Financial Officer January 23, 2020

/s/ KEVIN T. MCBRIDE
Kevin T. McBride Vice President of Finance, Corporate Controller, and Principal Accounting Officer January 23, 2020

/s/ ANDY D. BRYANT	/s/ DR. RISA LAVIZZO-MOUREY
Andy D. Bryant Director January 23, 2020	Dr. Risa Lavizzo-Mourey Director January 23, 2020

/S/ JAMES J. GOETZ	/s/ DR. TSU-JAE KING LIU
James J. Goetz Director January 23, 2020	Dr. Tsu-Jae King Liu Director January 23, 2020

/s/ ALYSSA HENRY	/s/ GREGORY D. SMITH
Alyssa Henry Director January 23, 2020	Gregory D. Smith Director January 23, 2020

/s/ REED E. HUNDT	/s/ ANDREW WILSON
Reed E. Hundt Director January 23, 2020	Andrew Wilson Director January 23, 2020

/s/ DR. OMAR ISHRAK	/s/ FRANK D. YEARY
Dr. Omar Ishrak Chairman of the Board and Director January 23, 2020	Frank D. Yeary Director January 23, 2020